Exhibit 13.2

906 Certification

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the annual report of NetEase, Inc. (the “Company”) on Form 20-F for the year ended December 31, 2024 as filed with the Securities and Exchange Commission (the “Report”), I, Sarah Ying Li, the Head of Financial Reporting of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certificate has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: April 15, 2025

By:	/s/ Sarah Ying Li
Name:	Sarah Ying Li
Title:	Head of Financial Reporting
(principal financial officer)